Exhibit 23(b)1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We have issued our reports dated March 17, 2005, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control in the Annual Report on Form 10-K of Oak Hill Financial, Inc. for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Oak Hill Financial, Inc. on Form S-8 to be filed on or about October 25, 2005.


/s/ GRANT THORNTON LLP


Cincinnati, Ohio
October 24, 2005